Exhibit 10.2

AMENDMENT NO. 2

TO

EMPLOYMENT AGREEMENT OF ARNOLD B. ZETCHER

THIS AMENDMENT NO. 2 (this “Amendment”), dated as of May 25, 2005, to the Employment Agreement dated October 22, 1993 and as amended May 11, 1994 (the “Employment Agreement”), by and between The Talbots, Inc., a Delaware corporation (the “Company”), and Arnold B. Zetcher (the “Executive”).

WHEREAS, the parties wish to recognize and incorporate as part of the Employment Agreement the modification and enhancement to the Executive’s right to defined retirement benefits approved by the Compensation Committee of the Board of Directors of the Company at its May 25, 2005 meeting; and

WHEREAS, the terms and conditions of the modification and enhancement to the Executive’s defined retirement benefits, as so approved by the Compensation Committee, are set forth in The Talbots, Inc. Umbrella Supplemental Executive Retirement Program effective May 25, 2005 (the “Umbrella SERP”); and

WHEREAS, the parties wish to amend the Employment Agreement to incorporate the Umbrella SERP into the Employment Agreement; and

WHEREAS, the Employment Agreement and certain payments thereunder may be subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) affecting the taxation of payments thereunder, and the parties desire to amend the Employment Agreement to comply with the provisions of Code Section 409A and any guidance issued thereunder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties agree as follows:

1.      Effective as of the date hereof, paragraph 4(A) of the Employment Agreement is amended by inserting the following language at the end of paragraph 4(A):

On May 25, 2005, the Compensation Committee of the Board of Directors of the Company approved a modification to the supplemental executive retirement program for Executive, to increase his entitlement to retirement benefits under the Company’s defined benefit retirement plans (i.e., The Talbots, Inc. Pension Plan (the “Pension Plan”) and The Talbots, Inc. Supplemental Retirement Plan (the “SERP”)) to a level equal to 50% of Executive’s Average Final Compensation (as such term is defined in the Pension Plan, but modified to include the Executive’s Deferred Cash Awards as defined in the SERP) upon retirement, and the Company hereby agrees to provide Executive with such increased entitlement to such retirement benefits, as provided in and subject to the terms and conditions (including vesting) set forth in The Talbots, Inc. Umbrella Supplemental Executive Retirement Program (the “Umbrella SERP”), a copy of which is annexed hereto as Exhibit A, which plan is hereby agreed to by Executive and by the Company. The Company agrees to timely satisfy all of its obligations under the Umbrella SERP and, except as set forth in the Umbrella SERP, will not terminate or otherwise modify the Umbrella SERP in any manner without the prior written agreement of Executive. Nothing contained in this Amendment or in the Umbrella SERP shall in any way apply to, or otherwise affect the construction or calculation of, any payments or benefits to which the Executive may have a right or entitlement under Section 6(H)(b)(III) of the Employment Agreement and for purposes thereof the Umbrella SERP shall not be deemed adopted.

2.      Effective as of January 1, 2005, Section 13 of the Employment Agreement is amended by inserting the following new paragraph (C) at the end of paragraph 13(B):

        (C)    Notwithstanding anything in this Agreement to the contrary, it is the intention of the parties that this Agreement comply with Code Section 409A and any guidance issued thereunder, and this Agreement and the payment of any benefits hereunder shall be operated and administered accordingly. The parties agree that if additional guidance is issued by the Internal Revenue Service that may impact this Agreement with respect to Code Section 409A, the parties will cooperate and  negotiate in good faith to adjust this Agreement (if necessary) and the payments and benefits hereunder to comply with Code Section 409A and such guidance so as to avoid the imposition of any additional taxes, penalties or costs. If pursuant to Code Section 409A and any guidance issued thereunder: (i) the Company is treated as or considered “publicly traded;” (ii) the Executive is a “key employee” of the Company; and (iii) the Executive “separates from service” with the Company; each within the meaning of Code Section 409A(a)(2)(B)(i), no payments of any benefits under this Agreement that may be subject to Code Section 409A and any guidance thereunder may be made to Executive until at least six (6) months have elapsed since his separation from service (or, if earlier, his date of death).

3.      Except as expressly modified by this Amendment, all terms and provisions of the Employment Agreement and all the respective rights and obligations of the parties to the Employment Agreement shall continue unchanged and in full force and effect.

4.      This Amendment may be executed in counterparts, each of which shall be deemed an original but both of which taken together will constitute one instrument.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

THE TALBOTS, INC.

/s/ Arnold B. Zetcher	By:	/s/ Stuart M. Stolper
Arnold B. Zetcher		Name:	Stuart M. Stolper
		Title:	Senior Vice President,
Date of Signature: August 18, 2005			Human Resources and
Assistant Secretary

Date of Signature: August 18, 2005

Exhibit A

See Exhibit 10.1 to this Current Report